UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Simon Property Group, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 28, 2026

Dear Fellow Shareholders,

As you prepare to vote at our Annual Meeting on May 13, 2026, please consider this letter supplementing the definitive proxy statement filed by Simon Property Group, Inc. (“SPG” or the “Company”), with the U.S. Securities and Exchange Commission (“SEC”) on April 1, 2026 (the “Proxy Statement”). We strongly urge you to vote FOR Proposal 2, the advisory vote on executive compensation (the “Say-on-Pay Proposal”).

Institutional Shareholder Services Inc. (“ISS”) has recommended that shareholders vote against our Say-on-Pay Proposal using its subjective judgment that the Compensation & Human Capital Committee (the “Compensation Committee”) demonstrated only a limited degree of responsiveness to last year's failed say-on-pay vote.

The independent members of the Board of Directors (the “Board” or “Directors”) and Compensation Committee undertook a comprehensive engagement effort to understand shareholder perspectives. We are confident that our executive compensation program is well-designed, performance-aligned, and deserving of shareholder support. We know that our outreach was robust and our Proxy Statement transparently discloses our efforts, including a disclosure that we will calibrate future awards under the A&R OPI Program (defined below).

The Proxy Statement (pages 42-43) disclosed that shareholders consistently conveyed that the 2025 vote primarily reflected concerns about the magnitude of a single transaction-based, profitability-driven award under the Amended & Restated Other Platform Investment Incentive Program (the “A&R OPI Program”), rather than opposition to the structure, purpose, or safeguards of the A&R OPI Program itself—which shareholders broadly supported.

As disclosed in the Proxy Statement, the Compensation Committee indicated (page 47) that it will continue to exercise conservative judgment by “calibrating” when evaluating future awards. Shareholders acknowledged and appreciated this disciplined approach. Shareholders told us their concerns centered on the magnitude of a single year’s award—not the program’s structure. We have responded appropriately: committing to calibrate future award sizing and enhance disclosure, informed by the substantive feedback and perspective received from our engagement efforts, while preserving a program that shareholders endorsed.

SPG’s 2026 Proxy Statement details meaningful outreach, robust board-level participation, specific shareholder feedback, and the Compensation Committee’s commitments in response. These actions fit squarely within ISS’s stated framework.

We encourage shareholders to exercise independent judgment based on the Company’s disclosed information and our engagement with shareholders.

ISS is mistaken or missing the point. The Compensation Committee listened to shareholders and understood that 2025 concerns centered on the magnitude of transaction-related awards, not program design. The Board has preserved a program that 94% of shareholders endorsed when the program was originally put in place, with a commitment to calibrate future sizing and enhance disclosure as circumstances warrant. We ask shareholders to vote FOR Proposal 2 based on that record, the integrity of our engagement process, and the alignment between pay, performance, and long-term shareholder value that defines our approach.

Therefore, the Board of Directors unanimously recommends that shareholders vote FOR Proposal 2, the advisory vote on executive compensation.

* * *

We thank you for your continued confidence in and support of Simon Property Group. We look forward to your participation at our 2026 Annual Meeting. Your vote matters. The 2026 Annual Meeting of Shareholders will be held on May 13, 2026, at 8:30 a.m. Eastern Daylight Time via live audio webcast at www.virtualshareholdermeeting.com/SPG2026.

Sincerely,

THE BOARD OF DIRECTORS OF SIMON PROPERTY GROUP, INC.

Larry C. Glasscock Non-Executive Chairman of the Board	Reuben S. Leibowitz Chair, Compensation & Human Capital Committee

* * *

How to Vote:

●	Internet: Visit www.proxyvote.com and follow the instructions. You will need your control number from your proxy card.
●	Telephone: Call the toll-free number on your proxy card.
●	Mail: Mark, sign, date, and promptly return the enclosed proxy card in the postage-paid envelope.
●	During the Meeting: Vote your shares online during the live webcast at www.virtualshareholdermeeting.com/SPG2026.
●	If your shares are held in an account at a bank, broker or other organization, you havethe right to instruct the person or organization holding your shares how to vote yourshares and can follow the instructions on the voting instructions or the organization at which your shares are held will provide you with materials and instructions for voting your shares.

If You Have Already Voted: If you have already submitted your proxy and wish to change your vote, you may do so by: (1) submitting a later-dated proxy via the Internet, by telephone, or by mail that is received prior to the Annual Meeting; (2) delivering a written notice of revocation to the Company’s Secretary at 225 W. Washington Street, Indianapolis, Indiana 46204 that is received prior to the Annual Meeting; or (3) attending the virtual Annual Meeting and voting during the meeting. Only your latest-dated proxy will count.

If you have any questions or need assistance voting, please contact the Company’s proxy solicitor, Georgeson LLC, toll-free at 1-877-811-5232.

Cautionary Statement Regarding Forward-Looking Statements

This letter may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements reflect the current views of the Company with respect to future events, based on assumptions and subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to differ materially from those expressed or implied herein. These factors include, but are not limited to, domestic and international economic conditions, including general economic trends, geopolitical conditions, changes in consumer confidence and spending, macroeconomic factors such as inflation and interest rates, the impact of new trade policies and tariffs, employment levels and conditions, real estate and retail market conditions, tenant bankruptcies, and the actions of competitors. Additional factors that could cause actual results to differ materially include those described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and other filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Important Additional Information

This letter constitutes additional soliciting materials filed pursuant to Rule 14a-6 under the Securities Exchange Act of 1934. This communication is not a substitute for the Proxy Statement or any other documents that the Company files with the SEC or sends to shareholders in connection with the 2026 Annual Meeting of Shareholders. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT, AND ANY AMENDMENTS OR SUPPLEMENTS THERETO, AND ANY OTHER RELEVANT DOCUMENTS FILED BY THE COMPANY WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE SUCH DOCUMENTS CONTAIN, OR WILL CONTAIN, IMPORTANT INFORMATION. Shareholders may obtain copies of the Proxy Statement and other documents filed by the Company with the SEC free of charge at the SEC’s website at www.sec.gov, at the Company’s website at investors.simon.com, or by contacting the Company’s Investor Relations department at investorrelations@simon.com.

Participants in the Solicitation

The Company, its directors, its director nominees, certain of its executive officers, and certain other individuals may be deemed to be participants in the solicitation of proxies in connection with the 2026 Annual Meeting of Shareholders. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the Proxy Statement. Additional information regarding participants in the solicitation of proxies is available in the Proxy Statement.